UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 28, 2003

Date of Report (Date of earliest event reported)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10079	94-2885898

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 North First Street
San Jose, California 95134-1599
(Address of principal executive offices)

(408) 943-2600

(Registrant’s telephone number, including area code)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events.

     Filed as exhibit 99.1 hereto is the registrant’s press release, dated May 28, 2003, announcing that the registrant intends to offer approximately $500 million aggregate principal amount (excluding any option for the initial purchasers to the offering to purchase additional Notes (as defined below)) of convertible subordinated plus cash notes (the “Notes”) through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and the simultaneous purchase of issuer call spread options.

     Filed as exhibit 99.2 hereto is the registrant’s press release, dated May 29, 2003, announcing that the registrant priced its offering of $500 million aggregate principal amount of the Notes (excluding the option for the initial purchasers to the offering to purchase an additional $150 million aggregate principal amount of Notes) through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release of Cypress Semiconductor Corporation dated May 28, 2003

99.2	Press release of Cypress Semiconductor Corporation dated May 29, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: May 29, 2003	By:	/s/ Emmanuel Hernandez
	Name:	Emmanuel Hernandez
	Title:	Executive Vice President, Finance and
Administration, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release of Cypress Seminconductor Corporation dated May 28, 2003
99.2	Press Release of Cypress Semiconductor Corporation dated May 29, 2003